Exhibit 99.1
Tekelec Announces Q1 2010 Operating Results
•	Revenues of $116.0 million; down 1% year over year

•	Gross Margin of 65%, and non-GAAP Gross Margin of 67% (as reconciled below)

•	Operating Margin of 19%, and non-GAAP Operating Margin of 24% (as reconciled below)

•	Diluted EPS of $0.20 per share, up 11% year over year

•	Non-GAAP Diluted EPS of $0.26 per share, up 8% year over year (as reconciled below)

•	Announces acquisitions of Camiant and Blueslice (details in separate press release which can be found at http://ir.tekelec.com/)
MORRISVILLE, N.C. — May 6, 2010 — Tekelec (NASDAQ: TKLC), the session and mobile data management company, today announced earnings for the first quarter of 2010.
2010 First Quarter Results from Operations
Revenue for the first quarter of 2010 was $116.0 million, down 1% compared to $116.7 million for the first quarter of 2009. The Company had orders of $56.7 million for the quarter, down 17% from the first quarter of 2009. Orders in the first quarter of 2010 were adversely impacted in part by new regulations in India, which require equipment suppliers receive a security clearance from the Indian government prior to receiving purchase orders from telecommunications carriers. These new regulations resulted in the delay of approximately $10 million of orders. We expect to receive these orders during the second quarter of 2010. As of March 31, 2010, backlog was $308.4 million compared to $373.6 million as of December 31, 2009 and $359.3 million as of March 31, 2009.
Gross margins for the first quarter of 2010 were 65%, compared with 64% in the first quarter of 2009. Non-GAAP gross margins for the first quarter of 2010 increased to 67%, up from 66% for the first quarter of 2009. Please refer to the attached reconciliation of the non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.
The Company reported net income for the first quarter of 2010 of $13.7 million, or $0.20 per diluted share, with earnings per share up 11% compared to $12.4 million, or $0.18 per diluted share, for the first quarter of 2009. Operating margins were 19% for the first quarter of 2010 up from 15% for the first quarter of 2009.
On a non-GAAP basis, net income for the first quarter of 2010 was $18.0 million, or $0.26 per diluted share, with earnings per share up 8% compared to $16.0 million, or $0.24 per diluted share, for the first quarter of 2009. Non-GAAP operating margins for the first quarter of 2010 were 24%, up from 20% for the first quarter of 2009.
In October 2009, the Financial Accounting Standards Board issued new accounting guidance related to revenue recognition. Tekelec elected to adopt this accounting guidance early on a prospective basis for transactions originating or materially modified on or after January 1, 2010. The impact to revenues of the adoption of these rules was not material for the quarter. Based on the currently available information, we anticipate that the impact of this revenue recognition guidance on the full year revenues for 2010 will also not be material.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

Balance Sheet and Liquidity
As of March 31, 2010, the Company’s consolidated cash and cash equivalents totaled $307.3 million, compared to $277.3 million at December 31, 2009. In addition, the Company held $79.5 million of auction rate securities and associated put rights for which it has entered into a settlement agreement with UBS providing the Company with a right to require UBS to repurchase such securities as of June 30, 2010. Cash flows from continuing operations were $14.9 million for the first quarter of 2010, compared to $21.8 million for the first quarter of 2009. Working capital at March 31, 2010 was $463.6 million, compared to $441.3 million at December 31, 2009.
2010 Full Year Guidance
Please refer to attached financial statement schedules for more information related to our 2010 guidance.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, May 6, 2010, at 8:00 a.m. EDT for its management to discuss first quarter 2010 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EDT on Thursday, May 6, 2010, and for 90 days thereafter. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) for the quarterly periods.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #67727325.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
Certain statements made in this press release are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2009 Form 10-K, 2010 First Quarter Form 10-Q and its other filings with the Securities and Exchange Commission, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and currency fluctuations on overall capital spending by our customers, our ability to integrate and gain the benefits we expect from the acquisition of Blueslice and the planned acquisition of Camiant announced today and our ability to close the acquisition of Camiant on a timely basis, the timeliness and functional competitiveness of our product releases, the risk of infringing and litigating with others regarding their intellectual property rights, the timing of our recognition of revenues, any failure by UBS to fulfill its obligation to repurchase the Company’s auction rate securities upon
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

exercise of the Company’s put rights in June 2010, the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, our ability to protect intellectual property rights, our ability to maintain OEM, partner, reseller, and vendor support and supply relationships, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, the session and mobile data management company, enables billions of people and devices to surf, talk, and text. Our solutions allow service providers to dynamically manage network resources and services, while providing end users with a consistent and personalized customer experience. We handle the complexity of today’s multi-generational and multi-vendor networks by enabling devices, protocols, services, and databases to securely and efficiently communicate with each other. Tekelec has more than 25 offices around the world serving more than 300 customers in more than 100 countries. For more information, please visit www.tekelec.com.
Contacts:
Mike Gallentine | Director, Investor Relations
(o) +1.919.461.6825 | michael.gallentine@tekelec.com
Joanne Latham | Director, Marketing Communications
(o) +1.919.653.9655 | joanne.latham@tekelec.com
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

Full Year 2010 Guidance
Our current view reflects the combined results of Tekelec and the post acquisition results of our acquisition of Blueslice and planned acquisition of Camiant announced in a separate press release this morning that can be found at http://ir.tekelec.com/. Our updated guidance also reflects what we believe to be continued cautiousness in capital spending in emerging markets.
For the full year, we expect combined revenues will range between $465 million and $480 million. This estimate reflects the elimination of up to an estimated $10 million of deferred revenues from the acquired companies as a result of purchase accounting. Gross margins are estimated to be in the mid to high sixty percent range. We expect non-GAAP EPS, excluding the impact of the above mentioned purchase accounting adjustments and certain one-time acquisition related items, to range between $0.95 and $1.10 per share. Including the estimated $0.08 to $0.12 cents per share impact of these items, we expect our non-GAAP range to be between $0.85 and $1.00 per share. Finally, we expect our book to bill ratio to be approximately 1 to 1.

			Tekelec and	One-time
			Acquisitions	Acquisition	2010
	Tekelec	Acquisitions	Combined	Related Events(1)	Guidance
Revenues	$455M — $470M	$20M	$475M — $490M	($10M)	$465M — $480M
Non-GAAP Gross Margin %					mid to high 60’s
Non-GAAP Diluted EPS	$1.00 — $1.10	($0.02 — $0.04)	$0.95 — $1.10	($0.08 — $0.12)	$0.85 — $1.00
Book to Bill Ratio					Approximately 1 to 1

(1)	Under purchase accounting, we estimate we will have to eliminate up to $10 million of deferred revenue obtained in our acquisitions of Camiant and Blueslice. Accordingly, our post acquisition revenues and earnings have been reduced by the impact of this reduction. We also expect to incur approximately $2 million of post acquisition integration costs related to the transition of certain administrative functions of Camiant and Blueslice to our operations in Morrisville, NC.

Note:	We have not completed the purchase accounting and related valuation of the intangible assets associated with the acquisition of Blueslice and planned acquisition of Camiant. Accordingly, the amount of the one-time acquisition related items may change. Further, because we have not completed the valuation of the intangibles obtained in these acquisitions, we are not in a position to provide full year GAAP EPS guidance at this time. We expect to complete the purchase accounting during the second quarter.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,(1)
	2010	2009
	(Thousands, except per share data)
Revenues	$115,991	$116,658
Cost of sales:
Cost of goods sold	38,604	40,349
Amortization of purchased technology	1,533	1,517

Total cost of sales	40,137	41,866

Gross profit	75,854	74,792

Operating expenses:
Research and development	22,809	25,852
Sales and marketing	17,437	17,296
General and administrative	13,150	13,423
Amortization of intangible assets	230	318

Total operating expenses	53,626	56,889

Income from operations	22,228	17,903

Other income (expense), net	(945)	11
Income from continuing operations before provision for income taxes	21,283	17,914
Provision for income taxes	7,565	5,549

Net income	$13,718	$12,365

Earnings per share:
Basic	$0.20	$0.19
Diluted	0.20	0.18

Weighted average number of shares outstanding:
Basic	67,636	66,285
Diluted	68,766	66,869

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen weeks ended April 2, 2010 and April 3, 2009.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,(1)	December 31,
	2010	2009
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$307,277	$277,259
Trading securities, at fair value	71,008	81,788
Put right, at fair value	8,529	11,069
Accounts receivable, net	135,423	157,369
Inventories	25,974	23,353
Income taxes receivable	—	1,617
Deferred income tax asset, current	61,082	66,758
Deferred costs and prepaid commissions	47,637	56,645
Prepaid expenses	5,879	7,007
Other current assets	4,459	1,943

Total current assets	667,268	684,808
Property and equipment, net	33,266	35,267
Deferred income taxes, net, non current	39,153	39,153
Other assets	1,600	1,661
Goodwill	40,758	42,102
Intangible assets, net	27,988	31,017

Total assets	$810,033	$834,008

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$23,433	$28,114
Accrued expenses	19,944	25,372
Accrued compensation and related expenses	24,183	40,980
Current portion of deferred revenues	134,004	149,065
Income taxes payable, current	2,145	—

Total current liabilities	203,709	243,531
Deferred income taxes, non current	4,630	5,477
Long-term portion of deferred revenues	4,889	5,590
Other long-term liabilities	5,016	4,863

Total liabilities	218,244	259,461

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 68,154,268 and 67,382,600 shares issued and outstanding, respectively	338,973	330,909
Retained earnings	255,538	241,820
Accumulated other comprehensive income (loss)	(2,722)	1,818

Total shareholders’ equity	591,789	574,547

Total liabilities and shareholders’ equity	$810,033	$834,008

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of April 2, 2010.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,(1)
	2010	2009
	(Thousands)
Cash flows from operating activities:
Net income	$13,718	$12,365
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized gain on ARS portfolio and Put right, net	(80)	(1,114)
Provision for/ (recovery of) doubtful accounts and returns	(489)	—
Provision for warranty	(347)	5,000
Inventory write downs	1,180	810
Loss on disposals of fixed assets	53	51
Depreciation	4,108	4,574
Amortization of intangibles	1,763	1,835
Amortization, other	238	188
Deferred income taxes	4,943	1,014
Stock-based compensation	3,296	3,312
Excess tax benefits from stock-based compensation	(819)	(148)
Changes in operating assets and liabilities:
Accounts receivable	21,083	35,857
Inventories	(3,866)	(3,324)
Deferred costs	8,452	6,706
Prepaid expenses	841	(294)
Other assets	(2,455)	855
Accounts payable	(4,511)	487
Accrued expenses	(4,919)	(5,179)
Accrued compensation and related expenses	(16,631)	(15,639)
Deferred revenues	(14,591)	(24,132)
Income taxes receivable	1,617	—
Income taxes payable	2,292	(1,401)

Total adjustments	1,158	9,458

Net cash provided by operating activities — continuing operations	14,876	21,823
Net cash used in operating activities — discontinued operations	—	(184)

Net cash provided by operating activities	14,876	21,639

Cash flows from investing activities:
Proceeds from sales and maturities of investments	13,400	4,250
Purchases of property and equipment	(2,403)	(6,000)

Net cash provided by (used in) investing activities	10,997	(1,750)

Cash flows from financing activities:
Proceeds from issuance of common stock	7,050	2,368
Payments of net share-settled payroll taxes related to equity awards	(2,282)	(1,070)
Excess tax benefits from stock-based compensation	819	148

Net cash provided by financing activities	5,587	1,446

Effect of exchange rate changes on cash	(1,442)	778

Net change in cash and cash equivalents	30,018	22,113
Cash and cash equivalents, beginning of period	277,259	209,441

Cash and cash equivalents, end of period	$307,277	$231,554

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the thirteen weeks ended April 2, 2010 and April 3, 2009.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

TEKELEC
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended March 31,(5)
	2010	% of revenues	2009	% of revenues
	(Thousands, except percentages)
Gross margins	$75,854	65%	$74,792	64%
Adjustments:
Amortization of purchase technology (1)	1,533	1%	1,517	1%
Stock Based Compensation (2)	352	0%	226	0%

Non-GAAP gross margins	$77,739	67%	$76,535	66%

	Three Months Ended March 31,(5)
	2010	% of revenues	2009	% of revenues
	(Thousands, except percentages)
Operating margins	$22,228	19%	$17,903	15%
Adjustments:
Amortization of intangible assets(1)	1,763	2%	1,835	2%
Stock Based Compensation (2)	3,296	3%	3,312	3%
Other (3)	73	0%	220	0%

Non-GAAP operating margins	$27,360	24%	$23,270	20%

	Three Months Ended March 31,(5)
	2010	per diluted share	2009	per diluted share
	(Thousands, except per share data)
Net income	$13,718	$0.20	$12,365	$0.18
Adjustments:
Amortization of intangible assets(1)	1,763	0.03	1,835	0.03
Stock Based Compensation (2)	3,296	0.05	3,312	0.05
Other (3)	73	0.00	220	0.00
Provision for income taxes (4)	(888)	(0.01)	(1,694)	(0.03)

Non-GAAP net income	$17,962	$0.26	$16,038	$0.24

Weighted average number of shares outstanding:
Basic		67,636		66,285
Diluted		68,766		66,869

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate.

(5)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Reconciliations of Selected GAAP Measures to non-GAAP measures are for the thirteen weeks ended April 2, 2010 and April 3, 2009.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877